CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
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We hereby consent to the reference to us in this Registration  Statement of Form
N-1A under the  heading  "Independent  Registered  Certified  Public  Accounting
Firm".

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
April 1, 2005